SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2002
BAUSCH & LOMB INCORPORATED
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-4105 (Commission File Number)	16-0345235 (I.R.S. Employer Identification No.)
One Bausch & Lomb Place, Rochester NY (Address of principal executive offices)	14604-2701 (Zip Code)
Registrant's telephone number, including area code: (585) 338.6000

ITEM 5.     OTHER EVENTS

On June 14, 2002, Bausch & Lomb Incorporated ("Bausch & Lomb" or the "company") filed with the Securities and Exchange Commission a Registration Statement on Form S-3, seeking to register an offering of up to $500 million in company debt or equity securities.

     In connection with this proposed offering, the company is disclosing the retroactive impact on net income and net income per share, for the periods presented in our 2001 Annual Report on Form 10-K, from the adoption of SFAS No. 142, Goodwill and Intangible Assets, in the fiscal year beginning December 30, 2001. The impact on the company's net income and net income per share from the adoption of SFAS No. 142, for the years ended December 29, 2001, December 30, 2000 and December 25, 1999 is presented in the attached Exhibit 99.1 and should be considered by investors.

     Also in connection with this proposed offering, and with the continued purchase and sale of the company's equity securities, the company intends to avail itself of the protections provided by the Private Securities Litigation Reform Act of 1995. As such, the risk factors identified in the attached Exhibit 99.2 should be considered by investors. These risk factors also include items that have been published by the Company's development partner on its Envision TD drug delivery technology, Control Delivery Systems, Inc.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                    AND EXHIBITS

(a)	Financial statements of businesses acquired. - Not Applicable
(b)	Pro forma financial information. - Not Applicable
(c)

Exhibits.

The following exhibits are filed as part of this report.

99.1     Table showing Bausch & Lomb Incorporated's net income and net earnings per share for the years ended December 29, 2001, December 30, 2000 and December 25, 1999, adjusted for the adoption of SFAS No. 142 in the fiscal year beginning December 30, 2001.

99.2     Bausch & Lomb Incorporated Risk Factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ Stephen C. McCluski
Stephen C. McCluski
Senior Vice President and Chief Financial Officer

Dated: June 14, 2002

Exhibit Index

Exhibit No.	Description
99.1

Table showing Bausch & Lomb Incorporated's net income and net earnings per share for the years ended December 29, 2001, December 30, 2000 and December 25, 1999, adjusted for the adoption of SFAS No. 142 in the fiscal year beginning December 30, 2001.

99.2	Bausch & Lomb Incorporated Risk Factors.